Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER OF FISCAL 2012

SANTA CLARA, Calif., — November 29, 2011 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal second quarter ended October 31, 2011.

Revenues for the second quarter of fiscal 2012 were $217.9 million, as compared to $276.1 million in the first quarter of fiscal 2012, and $239.5 million in the second quarter of fiscal 2011. GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2012 was $21.1 million, or $0.35 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $42.0 million, or $0.68 per diluted share in the first quarter of fiscal 2012, and $28.9 million, or $0.50 per diluted share in the second quarter of fiscal 2011. The results for the second quarter of fiscal 2012 includes a one-time gain of approximately $8.6 million, related to the acquisition of the CameraCube production operations from VisEra Technologies Company, Ltd., an equity investee of the Company.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2012 was $30.1 million, or $0.48 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the first quarter of fiscal 2012 was $47.2 million, or $0.76 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2011 was $34.2 million, or $0.58 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income attributable to OmniVision Technologies, Inc. to non-GAAP net income attributable to OmniVision Technologies, Inc. for the three and six months ended October 31, 2011 and 2010 and for the three months ended July 31, 2011.

GAAP gross margin for the second quarter of fiscal 2012 was 30.6%, as compared to 31.7% for the first quarter of fiscal 2012 and 28.2% for the second quarter of fiscal 2011. The sequential decrease in second quarter gross margin reflected the unfavorable impact of a decrease in revenues recorded on the sale of previously written-down inventory, combined with an increase in inventory valuation allowances.

The Company ended the period with cash, cash equivalents and short-term investments totaling $464.8 million, a decrease of $41.3 million from the previous quarter. The decrease reflects a significant increase in inventory balance, brought about by an unexpected cutback in customer orders during the second quarter.

“We are disappointed by our second fiscal quarter financial performance, which comes after posting record revenues in four of our last five quarters,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “Our focus has always been on execution and technology leadership, and we will strive to regain our momentum.”

“Our stock repurchase program announced earlier this month is testimony to our confidence in the long-term strength of the company,” continued Hong. “We remain one of the leading digital imaging solution providers in the world and our technological leadership and broad product portfolio have positioned us well to capitalize on opportunities in a wide range of target markets.”

Outlook

Based on current trends, the Company expects fiscal third quarter 2012 revenues will be in the range of $160 million to $180 million and GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders will be between $(0.06) and $0.06 on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.05 and $0.17 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 800-901-5241 (domestic) or 617-786-2963 (international) and entering passcode 84190540.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 23204443.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our ability to maintain focus on execution and dedication to technological leadership and our expectations regarding revenues and earnings per share for the three months ending January 31, 2012 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain and increase sales to current key customers and end-users of our products; our ability to timely complete the product development cycle for new sensors; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the impact of general economic conditions on orders from the end-user customers of our products; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the potential loss or reduction of orders of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and personal computers, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and the related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME (LOSS) PER SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending January 31, 2012
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders	$(0.06)	$0.06	$0.11	(1)	$0.05	$0.17

(1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	October 31,	April 30,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$427,694	$379,379
Short-term investments	37,095	87,505
Accounts receivable, net of allowances for doubtful accounts and sales returns	126,755	142,606
Inventories	250,554	106,873
Prepaid and deferred income taxes	6,751	4,937
Prepaid expenses and other current assets	7,414	9,671
Total current assets	856,263	730,971
Property, plant and equipment, net	142,527	115,446
Long-term investments	119,965	104,616
Goodwill	10,227	1,122
Intangibles, net	75,437	69,892
Other long-term assets	7,125	12,111
Total assets	$1,211,544	$1,034,158
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$155,099	$102,519
Accrued expenses and other current liabilities	50,770	25,483
Deferred revenues, less cost of revenues	12,467	16,594
Current portion of long-term debt	3,844	4,323
Total current liabilities	222,180	148,919
Long-term liabilities:
Long-term income taxes payable	85,498	87,526
Non-current portion of long-term debt	41,088	41,916
Other long-term liabilities	22,061	4,472
Total long-term liabilities	148,647	133,914
Total liabilities	370,827	282,833

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 72,182 shares issued and 59,641 outstanding at October 31, 2011 and 70,515 shares issued and 57,974 outstanding at April 30, 2011, respectively	72	71
Additional paid-in capital	561,760	533,776
Accumulated other comprehensive income (loss)	(224)	1,426
Treasury stock, 12,541 at October 31, 2011 and April 30, 2011, respectively	(178,683)	(178,683)
Retained earnings	457,792	394,735
Total OmniVision Technologies, Inc. stockholders’ equity	840,717	751,325
Total equity	840,717	751,325
Total liabilities and equity	$1,211,544	$1,034,158

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
Revenues	$217,919	$239,460	$493,990	$432,531
Cost of revenues	151,258	172,013	339,936	313,129
Gross profit	66,661	67,447	154,054	119,402

Operating expenses:
Research, development and related	29,027	20,894	57,372	41,126
Selling, general and administrative	15,771	14,741	31,874	29,070
Amortization of acquired patent portfolio	2,322	—	4,643	—
Total operating expenses	47,120	35,635	93,889	70,196

Income from operations	19,541	31,812	60,165	49,206
Benefit from acquisition of production operations	8,626	—	8,626	—
Interest expense, net	(247)	(434)	(469)	(634)
Other income (expense), net	(211)	(421)	556	1,072
Income before income taxes	27,709	30,957	68,878	49,644

Provision for income taxes	6,624	2,090	5,821	3,871
Net income	21,085	28,867	63,057	45,773
Net loss attributable to noncontrolling interest	—	—	—	(32)
Net income attributable to OmniVision Technologies, Inc.	$21,085	$28,867	$63,057	$45,805

Net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.35	$0.53	$1.07	$0.85
Diluted	$0.35	$0.50	$1.03	$0.80

Shares used in computing net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	59,612	54,235	59,131	53,724
Diluted	60,207	57,680	60,984	57,230

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	October 31,		October 31,		July 31,
	2011	2010	2011	2010	2011
GAAP net income attributable to OmniVision Technologies, Inc.	$21,085	$28,867	$63,057	$45,805	$41,972
Add:
Stock-based compensation in cost of revenues	712	522	1,176	1,055	464
Stock-based compensation in research, development and related expenses	3,249	2,492	5,853	5,056	2,604
Stock-based compensation in selling, general and administrative expenses	2,788	2,108	5,005	4,146	2,217
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	2,224	251	2,154	564	(70)
Non-GAAP net income attributable to OmniVision Technologies, Inc.	$30,058	$34,240	$77,245	$56,626	$47,187

GAAP provision for (benefit from) income taxes	$6,624	$2,090	$5,821	$3,871	$(803)
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	2,224	251	2,154	564	(70)
Non-GAAP provision for (benefit from) income taxes	$4,400	$1,839	$3,667	$3,307	$(733)

Non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.50	$0.63	$1.31	$1.05	$0.80
Diluted	$0.48	$0.58	$1.24	$0.98	$0.76

Shares used in computing non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	59,612	54,235	59,131	53,724	58,650
Diluted	62,544	58,686	62,469	57,937	62,332

Contact Information

Investor Relations:

Mary McGowan

OmniVision Technologies, Inc.

Ph: 408.653.3263